Exhibit 99.1

TELA Bio Announces First Quarter 2021 Financial Results

MALVERN, Pa., May 13, 2021 (GLOBE NEWSWIRE) -- TELA Bio, Inc. ("TELA") (Nasdaq: TELA), a commercial stage medical technology company focused on designing, developing, and marketing innovative tissue reinforcement materials to address unmet needs in soft tissue reconstruction, today reported financial results for the first quarter ended March 31, 2021.

First Quarter 2021 Financial Results and Business Highlights

-	Reported revenue of $5.9 million for the first quarter of 2021, increasing 58% over the first quarter of 2020;

-	Our OviTex LPR product line continues to experience high utilization in robotic and MIS procedures and the first quarter of 2021 represented our highest volume quarter for LPR products;

-	Hosted successful Key Opinion Leader Webinar featuring surgeons speaking on their use of OviTex® Reinforced Tissue Matrix for simple and complex hernia procedures; and

-	Published additional positive data, including initial two-year data, from the BRAVO study evaluating OviTex® Reinforced Tissue Matrix for the treatment of ventral hernias showing favorable recurrence rates.

"We are very pleased with our revenue growth in the first quarter despite the ongoing headwinds from COVID-19, and we are encouraged by the increasing demand for our products, particularly our LPR product line, as we head into the second quarter,” said Antony Koblish, co-founder, President and Chief Executive Officer of TELA Bio. “Along with the expected improvement of procedure volumes throughout 2021, we anticipate the current litigation surrounding synthetic mesh may increase patient demand for non-synthetic options. OviTex was purposefully designed to provide patients a more natural repair, and we believe TELA Bio is well positioned to experience top-line growth in 2021 as the portfolio is expected to gain increased utilization by general and plastic reconstructive surgeons.”

First Quarter 2021 Financial Results

Revenue was $5.9 million for the first quarter of 2021, an increase of 58% compared to the prior year period despite experiencing increased volatility in demand for our products in January due to the COVID-19 resurgence. The increase in revenue was primarily driven by an increase in unit sales of our products due to the expansion of our commercial organization and increased penetration within existing customer accounts.

Gross profit was $3.5 million for the first quarter of 2021, or 59% of revenue, compared to $2.2 million, or 59% of revenue, in the same period in 2020.

Operating expenses were $10.7 million in the first quarter of 2021, compared to $8.7 million in the same period in 2020. The increase was due to the expansion of our commercialization activities, higher personnel costs and increased research and development expenses.

Loss from operations was $7.3 million in the first quarter of 2021, compared to a loss from operations of $6.5 million in the same period in 2020.

Net loss was $8.1 million in the first quarter of 2021, compared to a net loss of $7.2 million in the same period in 2020.

Cash and Cash Equivalents at March 31, 2021 were $65.8 million.

Financial Outlook

For the full year 2021, TELA Bio is maintaining the total revenue guidance to be in the range of $27.0 million to $30.0 million, representing growth of 48% to 65% over the prior year period. Continued uncertainty relating to the dynamic environment with the COVID-19 pandemic could materially impact our estimate.

Conference Call and Webcast Details

The Company will host a live conference call and webcast to discuss these results and provide a corporate update on Thursday, May 13, 2021, at 4:30 PM ET.

To participate in the call, please dial (855) 548-1219 (domestic) or (409) 217-8881 (international) and provide conference ID 7381947. The live webcast will be available on the Events & Presentations page of the Investors section of TELA's website.

About TELA Bio, Inc.

TELA Bio Inc. (NASDAQ: TELA) is a commercial-stage medical technology company focused on designing, developing, and marketing innovative tissue reinforcement materials to address unmet needs in soft tissue reconstruction. The Company is committed to providing patients with advanced, economically effective biologic material repair solutions to minimize long-term exposure to permanent synthetic materials and improve clinical outcomes. TELA Bio’s OviTex® and OviTex PRS Reinforced Tissue Matrix products are purposefully designed to address the shortcomings of existing reinforcement materials in hernia repair, abdominal wall reconstruction and plastic and reconstructive surgery. For more information, visit www.telabio.com.

Caution Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of The Private Securities Litigation Reform Act of 1995. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations are forward-looking statements and reflect the current beliefs of TELA's management. Such forward-looking statements include statements relating to our expected revenue and revenue growth for the full year 2021, expected increases in procedure volumes in 2021 and expected increases in the utilization rate of our products by general and plastic reconstructive surgeons. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and other factors that could cause actual results and events to differ materially and adversely from those indicated by such forward-looking statements including, among others: the impact to our business of the ongoing COVID-19 pandemic, including but not limited to any impact on our ability to market our products, demand for our products due to deferral of procedures using our products or disruption in our supply chain, our ability to achieve or sustain profitability, our ability to gain market acceptance for our products and to accurately forecast and meet customer demand, our ability to compete successfully, our ability to enhance our product offerings, development and manufacturing problems, capacity constraints or delays in production of our products, maintenance of coverage and adequate reimbursement for procedures using our products, product defects or failures. These and other risks and uncertainties are described more fully in the "Risk Factors" section and elsewhere in our filings with the Securities and Exchange Commission and available at www.sec.gov, including in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements that we make in this announcement speak only as of the date of this press release, and TELA assumes no obligation to updates forward-looking statements whether as a result of new information, future events or otherwise after the date of this press release, except as required under applicable law.

Investor Contact

Greg Chodaczek

347-620-7010
ir@telabio.com

TELA Bio, Inc.

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(Unaudited)

	March 31,	December 31,
	2021	2020
Assets
Current assets:
Cash and cash equivalents	$65,829	$74,394
Accounts receivable, net	2,795	2,683
Inventory	4,688	3,907
Prepaid expenses and other assets	1,892	2,241
Total current assets	75,204	83,225
Property and equipment, net	584	626
Intangible assets, net	2,531	2,607
Total assets	$78,319	$86,458

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$965	$652
Accrued expenses and other current liabilities	4,673	5,953
Total current liabilities	5,638	6,605
Long-term debt with related party	30,982	30,827
Other long-term liabilities	8	—
Total liabilities	36,628	37,432

Stockholders’ equity:
Preferred stock; $0.001 par value: 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $0.001 par value: 200,000,000 shares authorized; 14,440,411 and 14,437,289 shares issued and 14,440,275 and 14,437,107 shares outstanding at March 31, 2021 and December 31, 2020, respectively	14	14
Additional paid-in capital	246,548	245,736
Accumulated other comprehensive loss	(82)	(71)
Accumulated deficit	(204,789)	(196,653)
Total stockholders’ equity	41,691	49,026
Total liabilities and stockholders’ equity	$78,319	$86,458

TELA Bio, Inc.

Consolidated Statements of Operations and Comprehensive Loss

(In thousands, except share and per share amounts)

(Unaudited)

	Three months ended
	March 31,
	2021	2020
Revenue	$5,877	$3,726
Cost of revenue (excluding amortization of intangible assets)	2,336	1,450
Amortization of intangible assets	76	76
Gross profit	3,465	2,200
Operating expenses:
Sales and marketing	6,299	5,269
General and administrative	2,756	2,518
Research and development	1,679	912
Total operating expenses	10,734	8,699
Loss from operations	(7,269)	(6,499)
Other (expense) income:
Interest expense	(889)	(879)
Other income	22	158
Total other expense	(867)	(721)
Net loss	$(8,136)	$(7,220)
Net loss per common share, basic and diluted	$(0.56)	$(0.63)
Weighted average common shares outstanding, basic and diluted	14,438,405	11,406,783
Comprehensive loss:
Net loss	$(8,136)	$(7,220)
Foreign currency translation adjustment	(11)	27
Comprehensive loss	$(8,147)	$(7,193)